EXHIBIT 99.1

Press Release

U.S. Listed Company TRSO Announced the Acquisition of 100% Equity of Xirangsheng (Shenzhen) Health Technology Co., Ltd. (XRS) to Jointly Build a Global Health Tech Platform Integrating AI and Traditional Chinese Medicine.

Las Vegas, US / Shenzhen, China – October 3, 2025 – TRANSUITE.ORG INC. (Stock Ticker: TRSO),

Nevada-based innovator in AI-driven business solutions, and Shenzhen-based Xirangsheng (Shenzhen) Health Technology Co., Ltd. (“XRS”) today jointly announced that they entered into a Share Exchange Agreement on September 30, 2025. Pursuant to the agreement, TRSO has acquired 100% of the equity of XRS.

TRSO is a leading global provider of AI-driven business solutions, with expertise spanning AI, big data, Web3 blockchain, and Real-World Asset (“RWA”) services. Supported by an experienced global management team and a robust track record, TRSO consistently drives corporate digital transformation, serving clients across multiple industries and regions. The company empowers businesses worldwide with AI-driven digital transformation and business solutions, offering revolutionary AI social agent solutions and Web3 blockchain services. It provides the world first AI social agent platform, enabling enterprises to deploy autonomous AI employees on major social platforms in over 100 languages. Its integrated technology stack combines AI workforce automation, blockchain infrastructure, digital asset management, and Web3 solutions for global enterprises.

XRS is an innovative enterprise based on the combination of AI Social Agent and Traditional Chinese Medicine ( TCM ) , which is committed to building a complete ecology of “Self-Medical Concept+Self-Medical Method+Health Supervision System”. With the mission of “Inherit Chinese Medicine through science and technology, and health benefits family”, the vision is to build a self-medical platform for AI Traditional Chinese Medicine to help everyone become their own healthy housekeeper. The company's core products include AI Social Agent based on massive TCM knowledge base, 21-day health supervision system and 300 series of TCM and health e-books with independent intellectual property certifications (XRS Health Book Matrix). The company builds a fully AI platform, and the massive Chinese medicine knowledge base

 “Super IP Li Ziyi” based on the XRS book matrix of TCM will serve global users in multiple languages through major social platforms such as WeChat and WhatsApp, and provide each user with “One Person, One Recipe” accurate Chinese medicine health management services to registered members.

The XRS Health Book Matrix includes 300 Traditional Chinese Medicine and health books. Based on the interpretation of 300 Traditional Chinese medicine books, each book consists of 21 core themes, which deconstructs the profound theoretical system of Chinese medicine into knowledge points that are easy to understand and practice, and constructs a structured and AI knowledge base of Chinese medicine and health, aiming at providing users with systematic and easy-to-understand self-medical guidance. The 300 works have successfully registered copyright and digital copyright, and the works are protected in more than 180 countries around the world; The core value lies in the scarcity and authority of content, combined with AI application, multi-language global export and diversity of business models, which can be applied to health consultation, education and training, intelligent hardware, government health projects and other scenarios, with diversified profit models.

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“We are very glad to partner with XRS. As innovators combining Traditional Chinese Medicine and AI, they show unique competitiveness in self-medical concept, AI health supervision and digital Chinese medicine content.”said Mengqing Fan, CEO of TRSO. “Through this full acquisition, we will deeply integrate our strengths in AI and blockchain technology to help XRS to promote the ancient wisdom of Traditional Chinese Medicine to worldwide, develop more AI and healthy products, and create greater value for shareholders and customers. We believe this will be a significant milestone for AI empowering Traditional Chinese Medicine and promote globalization. “

“We are honored to reach this acquisition with TRSO. Their globally leadership in AI and blockchain will provide us with strong technological and global market support. “ said Hailiang Li, CEO of XRS. “Through this collaboration, we will not only further consolidate our innovative edge in the field of digital health in China, but also gain the opportunity to promote the TCM AI self-care platform worldwide. We look forward to working with TRSO to build a smarter, more trustworthy, and convenient health management ecosystem for users, jointly leading the future development of global intelligent health.”

The completion of this equity acquisition marks TRSO's further strategic expansion into the health tech and TCM sectors utilizing AI. By acquiring XRS, TRSO can leverage its TCM AI technology and content ecosystem while facilitating XRS entry into international capital markets to accelerate its global business expansion. Simultaneously, XRS will utilize TRSO's AI and blockchain technological capabilities to enhance its product intelligence and platform services.

Both parties expressed their commitment to sincere cooperation and mutual benefit, working together to build a global innovative health platform that bridges Traditional Chinese Medicine and modern technology, serving customers worldwide.

About TRANSUITE.ORG INC.

TRANSUITE.ORG INC. (Stock Ticker: TRSO) is a Nevada-based innovator in AI-driven business solutions, providing revolutionary AI business solutions, Web3 blockchain, and RWA services. The company boasts an experienced global management team and a strong commercial performance record. It empowers enterprises worldwide with AI-driven digital transformation and business solutions, offering revolutionary AI social agent solutions and Web3 blockchain services. The company provides the world's first AI social agent platform, enabling businesses to deploy autonomous AI employees on major social platforms in over 100 languages. Its integrated technology stack combines AI workforce automation, blockchain infrastructure, digital asset management, and Web3 solutions for global enterprises.

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About Xirangsheng (Shenzhen) Health Technology Co., Ltd. (XRS)

XRS is an innovative enterprise based on the combination of AI Social Agent and Traditional Chinese Medicine ( TCM ) , which is committed to building a complete ecology of “Self-Medical Concept+Self-Medical Method+Health Supervision System”. With the mission of “Inherit Chinese Medicine through science and technology, and health benefits family”, the vision is to build a self-medical platform for AI Traditional Chinese Medicine to help everyone become their own healthy housekeeper. The company's core products include AI Social Agent based on massive TCM knowledge base, 21-day health supervision system and 300 series of TCM and health e-books with independent intellectual property certifications(XRS Health Book Matrix). The company builds a fully AI platform, and the massive Chinese medicine knowledge base “Super IP Li Ziyi” based on the XRS book matrix of TCM will serve global users in multiple languages through major social platforms such as WeChat and WhatsApp, and provide each user with “One Person, One Recipe” accurate Chinese medicine health management services to registered members.

Forward-Looking Statements This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information concerning possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. All forward-looking statements are based on information available to us as of the date of this press release.

Contact:

TRSO Investor Relations

Email: ir@transuite.org

Phone: +1 (775) 295-4295

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